As filed with the Securities and Exchange Commission on November 25, 1997
                                                       File No.
 -------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                          ---------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        --------------------------

                     CARPENTER TECHNOLOGY CORPORATION
          (Exact name of registrant as specified in its charter)

          Delaware                                  23-0458500
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

        101 West Bern Street
        Reading, Pennsylvania                             19601
(Address of principal executive offices)               (Zip Code)
                     CARPENTER TECHNOLOGY CORPORATION
                      STOCK BASED COMPENSATION PLAN
                        FOR NON-EMPLOYEE DIRECTORS
                         (Full title of the plan)
              ---------------------------------------------
                              John R. Welty
              Vice President, General Counsel and Secretary
                     Carpenter Technology Corporation
                           101 West Bern Street
                       Reading, Pennsylvania  19601
                 (Name and address of agent for service)

                              (610) 208-2000
      (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
 Title of          Amount       Proposed       Proposed        Amount of
securities         to be        maximum        maximum       registration
  to be          registered     offering       aggregate         fee
registered                      price per      offering
                                share (1)      price (1)
--------------------------------------------------------------------------
Common Stock,     293,000
par value         shares (2)    $47.00       $13,771,000       $4173.03
$5 per share
--------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $47.0625 and $46.9375, respectively, as reported on the New York Stock Exchange-Composite Transactions Tape on November 19, 1997.

(2) Also registered hereby are such additional indeterminate number of shares of Common Stock of Carpenter Technology Corporation or other securities as may become issuable upon exercise of purchase rights or otherwise by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

                  PRIOR REGISTRATION STATEMENT
                   ----------------------------

          This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock ("Stock") of the registrant in connection with its Stock Based Compensation Plan for Non-Employee Directors (the "Plan"). A registration statement on Form S-8, File No. 33-42536 (the "Prior Registration Statement") was filed in August, 1991 in respect of shares of Stock to be offered pursuant to the version of the Plan then in effect (known as the "1990 Non-Qualified Stock Option Plan for Non-Employee Directors") and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
-------   --------------------------------------------------


Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents filed with the Commission by the registrant pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

          (a)  Annual Report on Form 10-K for the year ended June
               30, 1997;

          (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and all other reports filed pursuant to Section 13(a) of the Exchange Act since June 30, 1997; and

          (c) Description of the registrant's Common Stock contained in the registrant's Registration
               Statement on Form 8-B.

          In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          The contents of Item 6 of the Prior Registration
Statement are hereby incorporated by reference herein.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

          Reference is made to the Exhibit Index which appears at page 7 of this Registration Statement for a detailed list of the exhibits filed as a part hereof.

Item 9.   Undertakings.
------    ------------

          The contents of Item 9 of the Prior Registration
Statement are hereby incorporated by reference herein.

                            SIGNATURES
                            ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on November 25, 1997.


                              CARPENTER TECHNOLOGY CORPORATION


                              By: S/Robert W. Cardy
                                  ----------------------------
                                  Robert W. Cardy
                                  Chairman of the Board,
                                    President & Chief Executive
                                    Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on November 25, 1997.

          Signature                       Title
          ---------                       -----

   S/Robert W. Cardy
-----------------------------      Chairman of the Board, President
   Robert W. Cardy                   & Chief Executive Officer

   S/G. Walton Cottrell
-----------------------------      Senior Vice President-Finance
  G. Walton Cottrell                 & Chief Financial Officer

   S/Edward B. Bruno
-----------------------------      Controller
    Edward B. Bruno




*Marcus C. Bennett                 Director
*William S. Dietrich II            Director
*C. McCollister Evarts             Director
*J. Michael Fitzpatrick            Director
*William J. Hudson, Jr.            Director
*Edward W. Kay                     Director
*Robert J. Lawless                 Director
*Marlin Miller, Jr.                Director
*Peter C. Rossin                   Director
*Kathryn C. Turner                 Director
*Kenneth L. Wolfe                  Director

     S/John R. Welty
*By: ----------------------------
     John R. Welty,
     Attorney-in-Fact, Pursuant
       to Power of Attorney